PERSONAL SERVICE AGREEMENT

Identification No.          2902101

Contractor                        Envirotest Systems Corp.
                                  246 Sobrante Way Sunnyvale, CA 94086

Contractor Fein/SSN               060-91-4220-01

State Agency                Dept. of Motor Vehicles
                                  60 State Street
                                  Wethersfield, CT  06161

Agency No.                        2101

Contract Period                   10/01/96

Through (To)                      06/30/2002

Cancellation Clause               This agreement shall remain in full force and
                                  effect for the entire term of the contract period stated above unless canceled by the state agency, by giving the contractor written notice of such intention. Required no. of days written notice: 30

Complete Description of Service:  Perform passenger motor vehicle identification number inspections at specially designated and equipped lanes in its emissions inspection stations, in accordance with the attached "Additional Terms and Conditions" consisting of twenty (20) pages and Exhibits A to D inclusive, also attached and made part hereof.

Cost and Schedule of Payments:    Monthly, in arrears at initial base rate of
                                  $12.95 per completed inspection subject to the provisions of Paragraph No. 14 of the attached
                                  "Additional Terms and Conditions".

Act CD:  A                             Doc Typ: PS
Orig Agcy:        2101                 Document No.: 2902101
Vendor Fein / SSN Suffix:         060-91-4220-01
Committed Amount: $100,000             Obligated Amount: $14,100,000
Contract Period (From/To)         10/01/96 - 06/30/2002
Act CD:  A                             Comm Line No.: 1
Comm Agcy.:  2101                      Fund: 2101
Fund:  6031                            SID: 999
Object:  02230                              Function: 2
Activity:  201                              Year: 97

ACCEPTANCES AND APPROVALS    STATUTORY AUTHORITY: C.G.S. 14-3, 14-164c, 14-164j
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CONTRACTOR (OWNER OR AUTHORIZED SIGNATURE)        TITLE                 DATE

/s/ F. Robert Miller                              President             9/16/96
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STATE AGENCY (AUTHORIZED OFFICIAL)                TITLE                 DATE

/s/ Michael W. Kozlowski                          Commissioner          9/24/96
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OFFICE OF POLICY & MGMT/DEPT OF ADMIN SERV        TITLE                 DATE

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ATTORNEY GENERAL (APPROVED AS TO FORM)            TITLE                 DATE

/s/                                               Assoc. Atty. Gen      10/25/96
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

                            CERTIFICATE OF AUTHORITY

      I, C. Michael Alston, am the Secretary of Envirotest Systems Corp. and in such capacity can provide certificates verifying the capacity of employees of Envirotest Systems Corp. to sign on behalf of Envirotest Systems Corp.

      I hereby certify that F. Robert Miller is authorized to sign the Connecticut Safety Inspection Extension Contract for the period September 24, 1996 through June 30, 2002 on behalf of Envirotest Systems Corp. with regard to services provided to the State of Connecticut by Envirotest Systems Corp., and when so signed such documents are binding on Envirotest Systems Corp.


September 23, 1996                     /s/ C. Michael Alston
                                       ---------------------------------
                                       C. Michael Alston
                                       Secretary
                                       Envirotest Systems Corp.

                               REQUEST FIOR WAIVER

This form is to be completed when requesting a waiver from the competitive bid requirement.

Agency: Department of Motor Vehicles

Date: August 27, 1996

Agency Court: Michael Kozlowski

Phone: 566-2240

Description of Services:

Provide ten (10) year old and out-of-state safety inspections at Emissions Testing Facilities.

Need for the Services:

The Department requires an expanded safety inspection network to standardize the 10-year old and out-of-state safety inspection offered to the public and to reduce wait time by offering the public an expanded safety inspection network with enclosed inspection lanes. The proposed amendment also enables the Department to offer one-stop shopping by providing for license and registration transactions at Emissions stations.

Estimated Cost of Services: $14.3 million

Acceptable criteria for requesting a non-competitive personal service agreement are listed below. Check of all items that apply.

__ The cost to the state of a competitive selection procedure would outweigh the benefits of such procedure (documentation must be provided)
__  Proprietary services / patent rights
__ Services to be provided by a contractor mandated by the general statutes or a public or special act
__ Emergency services, including services needed for the protection of life or health
__  Contractor is another government agency
__ Services will be used in specific academic areas that include instructional or research activities
X   Contractor has special capability or experience

Explain in detail any item checked above. Attach supporting documentation.

The Emissions contractor has a statewide network of testing facilities and has been performing safety inspections for the Department since 1993. Section 14-16a of the Connecticut General Statutes allows the Commissioner of Motor Vehicles to authorize

Emissions stations to provide safety inspections.

                               Request for Waiver

The Department of Motor Vehicles operates (13) facilities throughout the state that offer safety inspections. Of these (13) facilities that are state owned and operated (7) have enclosed inspection lanes.

The safety inspection that is performed at an enclosed lane varies from the safety inspection performed at an outside lane; the quality of the inspection may vary at a specific lane as well. Safety inspections conducted at outside lanes are mainly a visual inspection of the vehicle with some manual manipulation of parts.

It is the Department's goal to standardize all safety inspections that are given or administered by the Department. To accomplish this, we are proposing that an agreement be negotiated with the emissions contractor to conduct safety inspections at emissions testing facilities. The use of emissions testing facilities would enable the Department to standardize the safety inspection facilities. We would then be able to achieve a major goal of the Department: the ability to offer the citizens of Connecticut one-stop shopping for related motor vehicle services such as registering vehicles that require safety and emissions inspection tests.

Connecticut General Statute 14-164(c), which confers authority on the commissioner of motor vehicles to negotiate the contract for vehicle emissions testing states:

      "The commissioner may employ such system and the services of such contractor or contractors to conduct safety inspections as provided by section 14-16a, subsection (g) of section 14-12 and section 14-103a."

The referenced statutes pertain to different classes of vehicles that are subject to inspection, and allow the commissioner to accept the results of any inspection performed at an emissions station.

It is our understanding that the above-referenced statutes confer the authority to contract for safety testing at the emissions stations.

                     PERSONAL SERVICES AGREEMENT EVALUATION

Agency Name / Address:                                              Date:

Agency Contract:                                                    Phone:

Name and Address of Contractor:

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Contract                      Contract Term                Competitive (Yes/No)
Identification                (Start/End Date)
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Description of Services (Purpose, Scope, Activities, Outcomes)


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Performance Rating (use a scale of 1 to 5. 1 - very satisfied / 5 - very satisfied)

-  Contractor fulfilled the contractual responsibilities
-  Contractor's staff were qualified as represented
-  Contractor completed work on time
-  Contractor kept to the cost estimate
-  Contractor adhered to the project scope
-  Contractor objectives were achieved
-  Contractor was easy to work with and was cooperative
-  Final Report was clear and submitted on time
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Cost of Services:                                          Fund:
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If the service was not completed on time, describe the reasons and any additional incurred costs:



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Describe any contract provisions that were unfulfilled or violated by the contractor:



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Additional comments:
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Evaluator's Name and Title                                 Evaluators' Signature
================================================================================

                         Additional Terms and Conditions

1.    Scope and Purpose

Contractor agrees and undertakes to perform passenger motor vehicle safety inspections by qualified personnel at specially designated and equipped lanes at its emissions inspection stations, and DMV agrees to pay Contractor on the basis of each completed inspection, in accordance with the following terms and conditions.

2.    Types of Inspections

Contractor shall perform so-called "out-of-state" inspections for used vehicles not previously registered in the State of Connecticut, as required by subsection
(g) of Section 14-12 of the General Statutes, and so-called "ten-year-old" inspections for used vehicles which are ten years of age or older, and seeking registration due to transfer of ownership, as required by subsection (a) of
Section 14-16a. Both types of inspections shall include motor vehicles regardless of body style with a gross vehicle weight rating of ten thousand (10,000) pounds or less. Contractor shall not perform any other type of vehicle safety inspection currently performed by DMV personnel pursuant to statutory or administrative requirements. It is understood that the "out-of-state" category of allowed inspections does not include certain vehicles bearing valid inspection decals issued by other states having safety inspection programs approved by the commissioner. A more detailed statement of the criteria for allowed inspections to be performed under this Agreement, and for types of inspections not allowed and not to be performed by the Contractor is set forth in Exhibit A, attached hereto and made part hereof. Exhibit A also includes the list of approved programs of other jurisdictions, which DMV may modify at any time and from time to time during the term of the Agreement, subject to the provision of Paragraph No. 27, Notices, and Paragraph No. 29, Changes. It is understood that whenever the terms "inspection" or "inspections", or "safety inspection" or "safety inspections" are used in the remainder of this Agreement, they refer to the types of safety inspections which the Contractor is authorized to perform.

3.    Volume of Inspections

DMV and the Contractor estimate that the safety program as established should produce a minimum annual volume of safety inspections of 165,000 and the initial target fee as stated in Paragraph No. 14 is established based on that volume. In the event that the annual volume of safety inspections varies from 165,000 for whatever reason, except a change in governing law as to vehicle inspection requirements which requires negotiation as provided in Paragraph No. 21, then the fees shall be adjusted in accordance with Paragraph No. 14. Although it is the intent of DMV and a major purpose of DMV in entering into this Agreement for the Contractor to perform substantially all of the vehicle safety inspections in the above-described categories, and thereby to provide vehicle owners with more convenient service and reduce the numbers and types of transactions that must be performed in DMV branch offices, this Agreement shall not restrict DMV from continuing to conduct inspections or reinspections, at branch offices or elsewhere in the circumstances hereinafter set forth in this Agreement, or whenever, in the discretion of the commissioner, inspection by DMV staff will be most expedient to complete registration transactions for vehicle owners.

4.    Facilities

Contractor commits to perform inspections at specially designated and equipped safety lanes at designated emissions inspection stations, in accordance with the following list:

            Station                   No. of Lanes
            -------                   ------------
            North Haven               2
            Manchester                2
            Southington               2
            Bridgeport                2
            *Norwalk (new)            2
            Thomaston                 1
            North Windham             1
            Taftville                 1
            East Lyme                 1
            Waterbury                 1
            Danbury                   1
            **Darien                  1

            Total                     17

*Norwalk station not yet constructed.

**To remain operational until Norwalk is constructed.

At any time during the term either party may require changes in the above network, including net increases or reductions with respect to the size of the network. Any such changes shall be made by Change Order in accordance with the provisions of Paragraph No. 29 and shall contain such terms, conditions and schedules as may be agreed. It is understood that any such Change Order shall include provisions for financial adjustments and payments as may be warranted by change in the size of the network and costs or cost savings resulting therefrom.

In order to assure service to the public, the emissions inspection of any vehicle, unless required in conjunction with a safety inspection for that vehicle, shall not be performed by the Contractor in an above-designated safety inspection lane. The Contractor will take all reasonable steps, including adequate signage and positioning of traffic control devices or barriers, to ensure that vehicles requiring safety inspections are directed to the correct lane or lanes.

5.    Term

Unless sooner terminated in accordance with any other provision of this Agreement, this Agreement shall be for a term beginning on the date of approval by the Attorney General and ending on June 30, 2002. Performance of safety inspection by the Contractor shall begin not more than four months after the effective date of this Agreement at all facilities as designated above unless the parties agree in writing to an alternative date and/or to multiple alternative dates with respect to different facilities.

6.    Safety Inspection Procedures

The standards and procedures for each safety inspection shall be substantially in accordance with the current standards and procedures being used by the contractor to perform inspections at the stations located in Darien and Beacon Falls, as more particularly described in Exhibit A, attached hereto and made part hereof. In addition, for the purpose of this Agreement, the Contractor shall install and use in each safety lane (a) permanent floor lighting and (b) Hunter Engineering Company B400 Computerized Plate Brake Testers, or equivalent subject to reasonable approval of DMV. If DMV desires the Contractor to install and use equipment for a side slip test of alignment, then such shall be done by Change Order. All vehicles in the ten-year old category and showing an odometer reading of more than 50,000 miles shall remain subject to front-end jacking for visual inspection for looseness of ball joints, and any other safety defects in the steering system.

7.    Vehicle Identification Number (VlN) Inspection Procedures

The Contractor shall continue to perform VIN-inspections and verifications on all vehicles requiring safety inspection, and VIN-only checks of vehicle with valid safety decals from other states, as herein above referenced in Paragraph No.2. No fees shall be collected for VIN-only checks, nor shall these be included in the count of inspections for which payment is made to the Contractor, in accordance with Paragraph No. 14. VIN-only checks shall continue to be performed at all emissions stations operated by the Contractor.

The standards and procedures for VlN inspections for vehicles receiving safety inspections shall be substantially in accordance with current standards and procedures being used by the Contractor to perform inspections at the stations located in Darien and Beacon Falls. VIN-only inspections not in conjunction with safety inspections will be performed in accordance with the standards and procedures used in current emissions inspection-only stations. However, the Contractor will be required to locate the secondary VIN for all vehicles requiring safety inspections, if present in accessible areas of the vehicle (excluding the engine, transmission or other areas which require special means of access), in order to complete inspections of as many of these vehicles as reasonably possible without adversely impacting throughput and wait times. The Contractor will refer customers to the State Representative if a vehicle fails due to the absence of a secondary VIN but only if the State Representative is immediately available; otherwise the vehicle will be referred to a DMV branch office to complete the inspection process. The Contractor shall notify the State Representative present in the station of all cases of suspected of tampered or altered VINs; if there is no State Representative present or available the Contractor will use its best efforts to notify DMV of each such case, which shall include a fax transmission of such notification using facsimile equipment installed by the State at the inspection site.

8.    Personnel Conducting Inspections; Training; Removal

Contractor acknowledges that the above-described procedures and tasks for safety and VIN inspections can be performed adequately and effectively only by personnel with the necessary level of skills. In order to assure the possession of such skills, the Contractor agrees that all personnel assigned to perform and/or to supervise the safety and VlN inspection function will attend and successfully complete a training program to be given by the Contractor with curriculum approved by DMV prior to the start-up of inspections. DMV shall have the right to request the Contractor to remove any employee performing inspection duties in a less than satisfactory manner or in dereliction of duties by giving the Contractor specific information about such employee. However, the final decision for taking action on the employee shall rest with the Contractor in its sole discretion. The basic requirements and curriculum for the said mandatory training programs are as set forth in Exhibit B, attached hereto and made part hereof.

9.    Photograph Records

For each vehicle which is safety inspected, the Contractor shall use its best effort to obtain a color photograph of the vehicle which shall, to the extent possible, capture the registration marker plate on the vehicle and show the make and model of the vehicle. The photographic film used shall be packaged at the completion of each roll and shall, after being clearly labeled as to the dates and station, be brought within 48 hours of the completion of each roll to the central office of Envirotest. Such film shall be available to DMV at all reasonable times.

10.   Inspection Reports; Other Documents Provided to Public

The parties understand and agree that the owner of a motor vehicle subject to safety and/or VIN inspection may appear initially at either a DMV branch office or any one of the above-listed emissions stations. If such owner appears at a branch office, he or she will be given DMV Form H-13, "Application for Registration and Title", an informational booklet and directions to the nearest designated emissions station. If the owner appears first at a station, he or she will, after passing inspection, be given an inspection report or reports, as hereinafter described, and an H-13 Form by the Contractor. and directions to the nearest branch office. Appropriate instructions and information will be given to owners failing inspections.

With respect to each completed safety inspection, the owner (or operator of the vehicle) shall be given a computer generated safety inspection report (SIR), which shall contain the information and be substantially in-the form of Exhibit C, attached hereto and made part hereof. With respect to each completed VIN-only inspection, the owner (or operator of the vehicle) shall be given a copy of the DMV Form 302B, marked Exhibit D attached hereto and made part hereof. Each Form 302B shall be stamped by the Contractor for authentication purposes in the block marked "Official Use Only".

All inspections and VIN-only reports shall include evidence of the identity of the individual employee performing the inspection and/or the identity of the individual employee issuing the report.

11.   Computerized Inspection Records

Contractor shall develop and install an automated data system to maintain inspection records and to substantiate the numbers of inspections performed. The system shall be integrated with the system which supports emission testing as more particularly described in the Technical Specifications to the Contract between the parties for the Emissions Inspection Program; provided, however, the Contractor shall be permitted to use a stand-alone system having the same functional capabilities on a temporary basis since the work of installing the integrated system is not expected to be completed as of the start date for performance of inspections under this Agreement. The system shall be capable of providing next day access to DMV of all data elements of each individual inspection including the lane identification, year of vehicle and registration marker plate number and state of origin. The Contractor shall generate and provide regular reports of program activity in a format agreeable to both parties. In addition, from time to time the Contractor may be requested to produce extracts from the data base and/or statistical reports for DMV management purposes, such as, for example, the number of 10 year old vehicles failing the brake test, and Contractor shall cooperate fully with any such request either by providing the data requested or permitting DMV staff the necessary access to obtain the data being sought; however, if the aggregate of requests including prior request are expected to require in excess of a total of 10 hours per year, then such requests may be accomplished only by Change Order. The provisions of this paragraph requiring an automated data system shall not be construed to relieve the Contractor of its responsibilities for performance in the event of any malfunction of the system, and the Contractor agrees to put in place and have available a back-up system, manual or otherwise, to allow performance to continue.

12.   Collection of Fees

The Contractor shall collect and account for all statutory fees required to be paid by vehicle owners for safety or combined safety and emissions inspections. Fees may be paid in cash or by personal check of the operator or registered owner in the total amount due per customer transaction. The current fee for a safety inspection is twenty-five dollars ($25.00). There is no additional fee charged for one reinspection of a vehicle within thirty (30) calendar days of the date of initial inspection if the customer presents the original Safety Inspection Report (SIR). If payment is by check, the Contractor shall record the driver license number of the driver on the check after verifying that the name of the check matches the name on the driver's license and/or vehicle ownership documents. Checks will be made payable to "State of Connecticut DMV". The Contractor shall have no responsibility for collection of dishonored checks.

Contractor's responsibility with respect to the timely deposit of all fee receipts shall be in accordance with the provisions of the Contract between the parties for the Vehicle Inspection Program.

Contractor agrees to report to DMV promptly any incident of loss, theft, irregular or unsafe handling of fee receipts, and shall cooperate with DMV with respect to the investigation of any such incident and follow-up actions required, including remedial actions to avoid recurrence of any such incident.

13.   Reinspections

When a vehicle fails a safety inspection, the Contractor will inform the vehicle operator to have the repairs and/or maintenance indicated on the SIR completed, and then return to any network facility with a copy of the SIR within thirty days thereafter DMV may establish a program to allow certain approved licensed dealers and repairers to perform reinspections with respect to any vehicle repaired by the owner or such licensee. This program will be limited to reinspection within thirty (30) calendar days, for which no fee is required. Failure to provide the form with the initial test results or a reinspection which is more than thirty (30) calendar days from the date of initial inspection will require payment of a new fee and must be performed at a network facility, unless the vehicle has been referred to a DMV branch office for completion of inspection and/or VIN verification, or assignment of a new VIN, as mentioned above and detailed in Exhibit A.

14.   Payment to Contractor

In consideration of the services performed by Contractor under this Agreement, DMV agrees to pay the Contractor at the following rates per each completed inspection for which the fee is collected:

                         VOLUME SAFETY SLIDING FEE SCALE
                                 VOLUME (, 000)

            130       135      145      155     165      175      185      200
*1996-97    $16.44    15.83    14.74    13.79   12.95    12.21    11.55    10.68
 1998       $17.03    16.40    15.27    14.29   13.42    12.65    11.97    11.07
 1999       $17.63    16.98    15.81    14.79   13.89    13.10    12.39    11.46
 2000       $18.25    17.58    16.36    15.31   14.38    13.56    12.83    11.86
 2001       $18.89    18.19    16.93    15.84   14.88    14.03    13.27    12.28
*2002       $19.55    18.82    17.52    16.39   15.40    14.52    13.74    12.71

*Volumes indicated will be prorated for less than one full year of performance of inspections.

In the event that the actual volume of paid inspections for the first twelve
(12) twelve months of the period of performance of this Agreement, or for any subsequent period of (12) twelve months thereafter is either less than 130,000 or more than 200,000 then either party shall have the right upon written notice to the other party to compel a timely good faith renegotiation of the fee per test. If the parties are unable as a result of such renegotiation to agree on a new fee per test, then the fee in the above schedule which is closest to the actual volume shall continue to be charged by the Contractor and paid by DMV, but either party shall have the right to obtain relief through the filing of a claim for arbitration in the same manner and subject to the same provisions concerning arbitration contained in section 12.0, Exhibit E of the Contract between the parties for the Emissions Inspection Program. It is intended that the relief sought by the Contractor in the event the actual volume is less than 130,000 or in the event the actual volume is more than 200,000 will be such as to fairly compensate the party seeking relief with reference to the actual scope of services required and being performed. It is intended that, in the case of volume below target levels, such relief will be in the form of an increase in the fee such as to (i) enable the Contractor to continue to recoup capital costs at the same rate as if volume had reached target levels., and (ii) compensate the Contractor for such demonstrable inefficiencies in operations as may result from such reduced volume.

In using the foregoing table, if annual volume is 130,000 or more vehicles and 200,000 or fewer vehicles per year the applicable rate per vehicle shall be the rate most closely approximating the applicable table heading volume.

The Contractor may submit invoices stating the number of inspections performed during a specified period of time and the total amount due. Such invoices may be submitted not more frequently than once per month, in arrears, to the attention of DMV Fiscal Services Office. DMV shall cause such invoices to be paid promptly in accordance with existing State of Connecticut payment procedures but in no event more than (30) thirty days after submission, subject to the provisions of the following Paragraph No. 15, regarding the responsibility of the Contractor to substantiate any discrepant inspections and/or amounts.

Within 15 days following the end of each calendar year, the Contractor shall submit a statement of the total number of inspections performed during such calendar year and a calculation of any adjustment in the per vehicle fee amount payable. If the applicable rate differs from the rate for 165,000 vehicles, then the Contractor or the State, as the case may be, shall be entitled to an adjustment determined by multiplying the difference between the per vehicle rate actually paid and the applicable rate in accordance with the above table times the total number of vehicles inspected during the calendar year. The amount of such adjustment shall be paid by the State or the contractor, as the case may be, within 15 days thereafter; provided, however, that in the case of any adjustment in favor of the State, the Contractor may elect to have the amount of such adjustment offset against amounts owing by the State to the Contractor in respect of current fee remittances.

15.   Billing Substantiation and Audit Rights

The contractor shall be responsible to maintain and provide sufficient, accurate records to substantiate the numbers of inspections, as stated in its invoices to DMV. The billings submitted shall be in such format and accompanied by such substantiating documents and records as directed initially and from time to time thereafter, by the DMV Fiscal Services Office, as necessary to enable payments to be processed in accordance with requirements of the fiscal control and disbursement agencies of the State of Connecticut.

If DMV rejects or disputes the amount of any invoice submitted, it shall inform the Contractor in writing within twenty (20) days of receipt and shall state the reasons for its position and the actions and/or additional substantiation required to be taken or provided by the Contractor. Any amounts not in question shall be processed for payment and shall not be delayed by reason of DMV's position with respect to remaining amounts claimed or by any actions that may be taken between the parties to achieve a reconciliation or resolution of the dispute. DMV shall have the right, by itself or any authorized agent, to periodically inspect and audit the records of the Contractor to (a) substantiate the numbers of inspections claimed, (b) to ascertain that the Contractor has properly collected, accounted for, and deposited in a timely manner the appropriate amounts of fees, or (c) for any other reason related to proper administrative fiscal management of terms of the Agreement. Any such inspection or audit shall be upon reasonable notice to the Contractor. If audit discrepancies occur, the Contractor shall be afforded adequate time to respond to such discrepancies.

16.   Termination for Non-Appropriation of Funds

Notwithstanding the above-stated term of this Agreement and the expected date for the beginning of performance hereunder by the Contractor, DMV shall have the right to terminate in the event DMV does not have funds appropriated by the General Assembly of the State of Connecticut to meet the obligations for payment to the Contractor in accordance with Paragraph No. 14. Said right of DMV to terminate may be exercised at any time after one (1) year from the beginning date of performance by the Contractor. DMV shall give written notice to the Contractor and the termination will be final and effective on the date set forth in the notice (but in no event sooner than one (1) year from the beginning of performance hereunder). DMV agrees to make all necessary budget requests and submittals in the normal State budget process throughout the term of the Agreement to obtain funds to continue the Agreement. DMV shall keep the Contractor informed as to the status of funding and shall endeavor to give the Contractor the maximum number of days notice of termination due to insufficient funds.

In the event of such termination due to lack of sufficient funds, DMV shall pay to the Contractor all amounts earned for services performed prior to the effective date of termination. The Contractor shall be entitled to the recoupment of its undepreciated capital costs in accordance with the provisions of Paragraph No.30.

17.   Termination for Unsatisfactory Performance

DMV shall have the right in accordance with the procedures set forth in this Paragraph to terminate this Agreement at any time after thirty (30) days from the beginning date of the Contractor's performance if there is, in the opinion of DMV, a material failure by the Contractor to perform, or substantial defect in performance of any of the material services specified in this Agreement. DMV shall give written notice to the Contractor of-the existence of any such failure to perform, which notice shall detail the alleged failure and set forth the remedial actions required to be taken. The Contractor shall have thirty (30) days from its receipt of such notice to cure such failure or defect to the satisfaction of DMV. If, after the expiration of such period of time performance remains unsatisfactory in the sole opinion of DMV, or there is not, in the sole opinion of DMV, substantial progress made to achieve a satisfactory level of performance, DMV may give written notice to the Contractor of termination of this Agreement, which termination shall be final and effective on the date set forth in the notice.

For the purpose of this paragraph, a "material failure" or "substantial defect" regarding performance by the Contractor shall include any repeated, continuing and substantial occurrence of failure to perform the obligations of this Agreement including (a) safety or VIN inspections not being performed in accordance with the standards set forth in Exhibit A and the terms of this Agreement, (b) excessive delays and waiting times experienced by the public in the queuing area or in the facilities, unless the same are caused by circumstances or events beyond the reasonable control of the Contractor, or (c) failure to collect, account for and make timely deposit of inspection fees.

Termination under this paragraph shall not relieve the Contractor of any liability which it may have to DMV. DMV may withhold any payments due to the Contractor until such time as the exact amount of liability is determined.

18.   Termination Due to Termination of Emissions Contract

DMV shall have the right to terminate this Agreement upon written notice to the Contractor, effective on the date set forth in the notice, in the event that DMV takes action to terminate the subject Contract between the parties for the vehicle emissions inspection program, dated April 14,1994, as authorized by Exhibit E, Sections 10 and 11 of the said contract, or the said Contract is terminated for any other reason or cause, including, without limitation, bankruptcy or insolvency of the Contractor, mutual consent, or change in governing law.

19.   Contractor Supervision; Customer Complaints

Contractor agrees that it will have supervisory staff present and available in the above-designated stations to manage and oversee the performance of inspections, and to provide necessary direction to employees regarding questions or problems arising in connection with individual inspections. The supervisory personnel also will be responsible for direct contact with members of the public, as may be necessary to respond appropriately to questions, unusual requests, or complaints regarding any aspect of the safety or VIN inspection process.

The parties agree that the provisions of the Contract for the Vehicle Emissions Inspection Program, Exhibit C, Section 6.4, shall apply to the handling and disposition of all customer complaints.

20.   Indemnity to State and Liability to Public

Contractor agrees that the provision of the Contract for the Vehicle Emissions Program regarding indemnity to the State of Connecticut, Exhibit E, Section 4.0, and regarding potential liability to the public and related insurance requirements, Exhibit E, Section 25.0, shall apply with equal force and effect to this Agreement and to all aspects of the Contractor's performance hereunder. Contractor shall be authorized to include in each safety inspection report, and to post signs, containing a notice to the public, the text of which shall be subject to approval by DMV, regarding disclaimer of liability arising out of motor vehicle accidents, or mechanical or equipment failures of motor vehicles subsequent to performance of inspections by the Contractor of any such vehicles.

21.   Termination or Renegotiation Due to Change of Law

If at any time during the term of this Agreement the General Assembly enacts legislation to repeal or to substantially curtail the responsibilities of DMV to inspect passenger motor vehicles for safety in accordance with the above-cited statutes, then DMV shall have the right to terminate the Agreement upon written notice thereof to the Contractor effective on the date set forth in the notice. In the event of such termination for government convenience and necessity, DMV shall pay to the Contractor all amounts earned prior to the date of termination, plus a reasonable amount representing an equitable adjustment for all work and expenditures reasonably undertaken in anticipation of full performance for the entire term, not including any anticipated profit, plus the amount payable pursuant to Paragraph No. 30. If any final action is taken by a court of competent jurisdiction that has the same effect as the above-described legislative action, then the provisions of this paragraph shall apply with the same force and effect.

If at any time during the term, final action is taken by the General Assembly or a court that does not repeal or substantially curtail the existing safety inspection requirements, but amends such requirements or adds new requirements in any manner that has a substantial impact on the performance of either party or the cost thereof, or enlarges the scope of services desired by DMV, the parties agree to negotiate in good faith for an amendment to the Agreement.

22.   Assignment

The Contractor shall not assign, transfer, convey or otherwise dispose of this Agreement or its right, title or interest therein, or its power to execute such Agreement to any person, firm or corporation, without the previous written consent of the DMV (which shall not unreasonably be withheld), provided however, that the Contractor shall have the absolute right, and without the previous written consent of the DMV to assign this Agreement to a wholly-owned subsidiary of the Contractor, subject to the following conditions:

      1. Such subsidiary assumes all obligations of the Contractor under the Agreement; and

      2. The Contractor remains primarily liable for all obligations under the Agreement, including obligations arising from modifications to the Contract subsequent to such assignment.

23.   Governing Law

This Agreement is being executed in the State of Connecticut and shall be construed and enforced in accordance with the laws of said state.

24.   Attorney General Approval

This Agreement shall not be effective and binding on DMV unless and until it is approved as to legal form by the Attorney General of the State of Connecticut, at which time it shall be deemed to be fully executed and in full force and effect.

25.   Hours of Operation

The Contractor shall perform safety inspections during all hours of operation of each emissions inspection station, as provided in Exhibit C, Section 6.1 of the Contract between the parties for the Connecticut vehicle emissions inspection program, dated April 14, 1994, as the said provisions may be amended, or may be the subject of a change order.

26.   Incorporation of Proposal Materials

Contractor agrees that its performance will meet or exceed the specification and representations made in its written technical proposal to DMV dated January 12, 1996.

27.   Notices and Contact Persons

Official notices or communications arising out of performance of this Contract to be given by the Contractor to the State shall for all purposes be deemed to be duly given and received if sent by registered or certified mail, postage prepaid, or by hand delivery for which a written receipt is received, addressed to:

                         Commissioner of Motor Vehicles
                              State of Connecticut
                                 60 State Street
                         Wethersfield, Connecticut 06101

In similar manner notices to be given by the State to the Contractor shall for all purposes be deemed to be duly given and received if one of the above-listed methods is used, addressed to:

                       Envirotest Systems Corp. shall be:
                                246 Sobrante Way
                               Sunnyvale, CA 94086
               Attention: Mr. F. Robert Miller, President and CEO

Copies of above-referenced notices shall be provided to the Contractor's Connecticut program manager as identified below.

For the purpose of administration of this Agreement the parties shall have the following primary contact persons, who shall be authorized and expected to render decisions and to take actions necessary to perform the respective obligations of the Agreement:

      Contractor-Jeffrey A. Barth, 60A Weston Street, Hartford, CT DMV-Peter A. Rosso, DMV, 60 State Street, Wethersfield, CT

Any change in the identity of a contact person of a party or the official address for notices shall be made known to the other party in accordance with the provisions of this Paragraph.

28.   Duplicate Originals

This Agreement is being executed in the form of duplicate original documents, with one fully executed document to be retained by each party. Execution is on State of Connecticut Form 802A, Personal Services Agreement, to which these additional Terms and Conditions are attached and incorporated.

29.   Changes

If at any time during the term either party wishes to make a material change in the scope of performance by the other party, including, but not limited to, the above-mentioned possible changes with respect to allowed vehicle inspections, the size of the network or equipment to be used by the Contractor, the following procedures will be followed:

      (a) A written request specifying the nature of the change will be mailed to the contact person identified in Paragraph No. 27;

      (b) The party receiving the request may request and the requesting party shall grant meetings or other opportunities for communications for the purpose of determining and clarifying the exact nature of the change;

      (c) The costs and development time will be determined by the receiving party, and said party will also inform the requesting party whether it can meet any implementation date or dates requested, or, if not, the alternative Implementation date or dates to which it is prepared to commit;

      (d) A written confirmation as to the above will be furnished to the requesting party;

      (e) The appropriate contact person will transmit a written response accepting, rejecting or modifying the change proposal; and

      (f) If acceptable, and if the change does not amount to more than fifty thousand dollars (S50,000) a written Change Order incorporating the above-mentioned proposal and response will be executed by the authorized representatives of the parties, and will be binding and effective on the date of such execution, or on such other date as may be set forth in the Change Order. Any change which is estimated by either party to have a cost of more than fifty thousand dollars (S50,000) may be accomplished only by Amendment, which Amendment shall be binding and effective on the date of approval as to form by the Attorney General.

30.   Recoupment of Capital Costs in the Event of Early Termination

In the event of termination of this Agreement before the end of the full term in accordance with the provisions of Paragraph Nos. 16,18 or 21, DMV shall pay to the Contractor a sum equal to the Contractor's cost for all equipment acquired by the Contractor and all software purchased and developed by the Contractor for use in connection with the safety inspection program as herein described, reduced by 1.47% per month for each month or part thereof from the month of beginning of performance. The Contractor's above described, costs for equipment shall be deemed to mean its actual cost, as furnished to DMV and subject to verification by audit, not to exceed the total amount of eight hundred and sixty thousand dollars ($860,000).

Upon payment of the amount due hereunder, the Contractor shall forthwith transfer possession and convey title to the equipment and rights to use the software to the State free and clear of all encumbrances and liens.

31.   DMV Personnel and Conduct

Employees of the State of Connecticut, when they are in or near any of the facilities shall conduct themselves at all times in the same manner as the employees of the Contractor are required to conduct themselves. Except as may be permitted by prior agreement between management personnel of DMV and the Contractor, no State of Connecticut employee shall have the right to direct employees of the Contractor, interfere with station operations or business, or take photographs of any of the employees.

32.   Performance Bond

Contractor agrees to provide at the time of performance of this Agreement and to maintain in effect throughout the term a performance bond, with surety duly licensed in the State of Connecticut. The bond shall be in the initial amount of eight hundred and seventy-five thousand ($875,000.), in such form and content as is acceptable to DMV to assure the performance of the obligations of this Agreement and to be invoked by DMV upon termination for default. At anytime and from time to time after one year from the start date of performance the Contractor may request a reduction in the above-state amount of the penalty of the bond provided hereunder by an amount not to exceed S175,000 per year, and DMV shall grant any such request or requests if reasonably related to the present, i.e., then existing, value of the Agreement and if Contractor is performing in a satisfactory manner.

33.   Non-Discrimination

Contractor agrees to the following provisions regarding non-discrimination and Executive Orders:

               NONDISCRIMINATION AND AFFIRMATIVE ACTION PROVISIONS

      This section is inserted in this contract in connection with Subsection
(a) or Section 4a-60 or the General Statutes or Connecticut as revised.

      a. For the purposes of this section, "minority business enterprise" means any small contractor or supplier of materials fifty-one per cent or more of the capital stock, if any, or assets of which is owned by a person or persons: (1) Who are active in the daily affairs or the enterprise, (2) who have the power to direct the management and policies of the enterprise and (3) who are members or a minority, as such term is defined in Subsection (a) of Conn. Gen. Stat.
Section 32-9n; and "good faith" means that degree or diligence which a reasonable person would exercise in the performance of legal duties and obligations. "Good faith efforts" shall include, but not be limited to, those reasonable initial efforts necessary to comply with statutory or regulatory requirements and additional or substituted efforts when it is determined that such initial efforts will not be sufficient to comply with such requirements.

      For the purposes of this section, "commission" means the commission on human rights and opportunities.

      For the purposes or this section, "public works contract" means any agreement between any individual, firm or corporation and the state or any political subdivision or the state other than a municipality or construction rehabilitation, conversion, extension, demolition or repair of a public building, highway or other changes or improvements in real property, or which is financed in whole or in part by the state, including, but not limited to, matching expenditures, grants, loans, insurance or guarantees.

TEXT MISSING. ORIGINAL PAGE ILLEGIBLE.  NO READABLE COPY AVAILABLE.

      e. The contractor shall include the provisions of Subsection b of this section in every subcontract or purchase order entered into in order to fulfill any obligation of a contract with the state and such provisions shall be binding on a subcontractor, vendor or manufacturer unless exempted by regulations or orders of the commission. The contractor shall take such action with respect to any such subcontract or purchase order as the commission may direct as a means of enforcing such provisions including sanctions for noncompliance in accordance with Conn. Gen. Stat. Section 46a-56; provided; if such contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the commission, the contractor may request the state of Connecticut to enter into any such litigation or negotiation prior thereto to protect the interests of the state and the state may so enter.

      f. The contractor agrees to comply with the regulations referred to in this section as they exist on the date of this contract and as they may be adopted or amended from time to time during the term of this contract and any amendments thereto.

            NONDISCRIMINATION PROVISIONS REGARDING SEXUAL ORIENTATION

      This section is inserted in this contract in connection with Subsection
(a) of Section 4a-60a of the General Statutes of Connecticut, as revised.

      a. (1) The Contractor agrees and warrants that in the performance of the contract such contractor will not discriminate or permit discrimination against any person or group of persons on the grounds of sexual orientation, in any manner prohibited by the laws of the United States or of the state of Connecticut, and that employees are treated when employed without regard to their sexual orientation; (2) the contractor agrees to provide each labor union or representative of workers with which such contractor has a collective bargaining agreement or other contract or understanding and each vendor with which such contractor has a contract or understanding, a notice to be provided by the commission on human rights and opportunities advising the labor union or workers' representative of the contractor's commitments under this section, and to post copies of the notice in conspicuous places available to employees and applicants for employment; (3) the contractor agrees to comply with each provision of this section and with each regulation or relevant order issued by said commission pursuant to section 46a-56 of the general statutes; (4) the contractor agrees to provide the commission on human rights and opportunities with such information requested by the commission, and permit access to pertinent books, records and accounts, concerning the employment practices and procedures of the contractor which relate to the provisions of this section and section 46a - 56 of the general statutes.

      b. The contractor shall include the provisions of Subsection a of this section in every subcontract or purchase order entered into in order to fulfill any obligation of a contract with the state and such provisions shall be binding on a subcontractor, vendor or manufacturer unless exempted by regulations or orders of the commission. The contractor shall take such action with respect to any such subcontract or purchase order as the commission may direct as a means or enforcing such provisions including sanctions for noncompliance in accordance with section 46a-56 of the general statutes; provided, if such contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the commission, the contractor may request the state of Connecticut to enter into any such litigation or negotiation prior thereto to protect the interests or the state and the state may so enter.

      c. The contractor agrees to comply with the regulations referred to in this section as they exist on the date of this contract and as they may be adopted or amended from time to time during the term of this contract and any amendments thereto.

      EXECUTIVE ORDER NO. THREE

      This contract is subject to the provisions of Executive Order No. Three of Governor Thomas J. Meskill promulgated June 16, 1971 and, as such, this contract may be canceled, terminated or suspended by the state labor commissioner for violation of or noncompliance with said Executive Order No. Three, or any state or federal law concerning nondiscrimination, notwithstanding that the labor commissioner is not a party to this contract. The parties to this contract, as part of the consideration hereof, agree that said Executive Order No. Three is incorporated herein by reference and made a part hereof. The parties agree to abide by said Executive Order and agree that the state labor commissioner shall have continuing jurisdiction in respect to contract performance in regard to nondiscrimination, until the contract is completed or terminated prior to completion.

      The contractor agrees, as part consideration hereof, that this contract is subject to the Guidelines and Rules issued by the state labor commissioner to implement Executive Order No. Three, and that he will not discriminate in his employment practices or policies, will file all reports as required, and will fully cooperate with the State of Connecticut and the state labor commissioner.

      EXECUTIVE ORDER NO. SEVENTEEN

      This contract is subject to the provisions of Executive Order No. Seventeen or Governor Thomas J. Meskill promulgated February 15, 1973, and, as such, this contract may be canceled, terminated or suspended by the contracting agency or the State Labor

Commissioner or violation of noncompliance with said Executive Order No. Seventeen, notwithstanding that the Labor Commissioner may not be a party to this contract. The parties to this contract, as part of the consideration hereof, agree that Executive Order No. Seventeen is incorporated herein by reference and made a part hereof. The parties agree to abide by said Executive Order and agree that the contracting agency and the State Labor Commissioner shall have joint and several continuing jurisdiction in respect to contract performance in regard to listing all employment openings with the Connecticut State Employment Service.

                              STATE OF CONNECTICUT
                          DEPARTMENT OF MOTOR VEHICLES

                            FUNCTIONAL SPECIFICATION

                                       AND

                               SYSTEM REQUIREMENTS

                                       FOR

                                  CONDUCTING A

                                     SAFETY

                                   INSPECTION


                         Envirotest Systems Corporation
                             2002 North Forbes Blvd.
                              Tucson, Arizona 85745

PREPARED BY:   -----------------------------------------------------------------
               Gordon Krueger            Project Engineering                Date


APPROVED BY:   -----------------------------------------------------------------
               Jeff Barth                Conn. Program, General Manager     Date


               -----------------------------------------------------------------
               Peter Rosso               State DMV Division Chief II        Date


               -----------------------------------------------------------------
               Mark Frost                ET. Engineering V.P.               Date


RELEASED BY:   -----------------------------------------------------------------
               Gordon Krueger            Project Engineering                Date


                  NOTICE TO ALL PERSONS RECEIVING THIS DOCUMENT

This document is the property of Envirotest Systems and is delivered on the express condition that it is not to be disclosed, reproduced in whole or in part, or used for manufacture for anyone other than Envirotest Systems without its written consent; and that no right is granted to disclose or to use any information contained in said document. This restriction does not limit the right to use information obtained from another source.


                          Document Number - ES - 20157

      Revision: I

                                 Revision Record

Revision  Effective              Change Description                    Approval
Continued   Date

   A      6/27/96    As marked via revision marks for various           7/24/96
                     changes discussed in the initial meeting
                     defining details for this document.
   B      7/24/96    Various changes discussed to finalize this         7/30/96
                     document.
   C      8/1/96     Various changes discussed to finalize this         8/14/96
                     document.
   D      8/15/96    Various changes as noted -                         8/26/96
                     1. Section B.1.0 #6. Removed the last sentence.
                     2. Section C.1.0. Changed STR to VST
                     3. Section E.1.1, for Pos.1, #2, Safety only -
                     added bullet for safety inspector ID number
                     4. Section G.1.0, host summary report removed
                     wording about running it for a date range & all
                     stations
                     5. Section E.1.1, for pos.3, changed reference
                     from paying by check to using a check only for
                     the Safety test
                     6. Section H.1.0, Replaced figures 2a & 2b with 2.
   E      8/29/96    Various changes as per Jeff Barth                  8/29/96
                     1. Section E.1.1, removed reference to performing
                     any visual inspection entries at pos. 2.
                     2. Section E.1.1, added inserting a default entry
                     of `Pass' for all visual items.
                     3. Section E.1.1, removed all reference to
                     requiring a Manager PIN entry when all visual
                     items pass.
                     4. Section H.1.0, figure 2 changed to current
                     design.
                     5. Section H.1.0, wording added to define maximum
                     failed items printable on the VSIR.
   F      9/13/96    Various changes as per discussions & Jeff Barth    9/13/96
                     1. Section B.1.0 - changed ambiguous wording about
                     time frame for implementing an interfaced system.
                     2. Section E.1.2 - Changed safety inspection item
                     list & added their abbreviations that will be
                     printed on the VSIR.
                     3. Section B.1.2 - modified verbiage to match new
                     safety list items.
                     4. Section B.1.2 - Removed verbiage pertaining to
                     retesting `Side Exiting Exhaust Systems' failures.
   G      9/16/96    1. Section E.1.2 - Changed safety inspection       9/16/96
                     item list - moved items 54, 55 & 56 to group 6.
   H      11/7/96    1. Section E.1.2 - Changed safety inspection
                     item list - 11/7/96 added a new item 74 and renumbered items 75 through 81.


                             CONTINUED ON NEXT PAGE


--------------------------------------------------------------------------------
ENVIROTEST SYSTEMS CORPORATION(R)   COPYRIGHT 1996(C)  CONFIDENTIAL: PROPRIETARY
                                                                     INFORMATION

 THIS DOCUMENT MAY NOT BE DISCLOSED OR REPRODUCED IN WHOLE, OR IN PART; WITHOUT
  THE EXPRESSED WRITTEN CONSENT OF ENVIROTEST SYSTEMS CORPORATION. NO RIGHT IS
    HEREBY GRANTED TO DISCLOSURE OR SO USE UPON DELIVERY OF SAID DOCUMENT.

Revision  Effective              Change Description                    Approval
           Date

   I      1/16/97    Various changes as per W. Cole & J. Barth from    Pending
                     our meetings & agreements
                     1. Section E.1.2 Changed wording of item #36 from `Glove Test' to `Exhaust System'.
                     2. Section E.1.1 Removed all reference to payment types `Coupon & Voucher'.
                     3. Changed all abbreviations of SIR to VSIR.
                     4. Section B.1.2 In points 2 & 3 changed needed documents to title or other.
                     5. Section B.1.2 Added point #16.
                     6. Section E.1.1 Removed reference to printing additional VSIR forms if all failed components won't fit on 1 form. Replaced this with printing the word 'more', requiring a complete inspection of all components upon a re-test.
                     7. Section E.1.1 Removed reference to performing the gas cap pressure test.
                     8. Added Section E.1.3 Safety Re-test Details
                     9. Section B.1.0 Modified wording in item #3 to reflect a free re-test for each paid test.
                     10. Section F.1.0 Added a bullet to include recording the cashier employee number.
                     11. Sections D.1.3 & E.1.1 Modified pos. 3 details to reflect collecting the fee as the second display.


--------------------------------------------------------------------------------
ENVIROTEST SYSTEMS CORPORATION(R)   COPYRIGHT 1996(C)  CONFIDENTIAL: PROPRIETARY
                                                                     INFORMATION

 THIS DOCUMENT MAY NOT BE DISCLOSED OR REPRODUCED IN WHOLE, OR IN PART; WITHOUT
  THE EXPRESSED WRITTEN CONSENT OF ENVIROTEST SYSTEMS CORPORATION. NO RIGHT IS
    HEREBY GRANTED TO DISCLOSURE OR SO USE UPON DELIVERY OF SAID DOCUMENT.

                                Table of Contents

SECTION A.1.0 OBJECTIVE .................................................  5

SECTION B.1.0 OVERVIEW ..................................................  6

SECTION B.1.1 STATIONS & LANES ..........................................  7
SECTION B.1.2 SUBJECT VEHICLES ..........................................  7

SECTION C.1.0 GLOSSARY .................................................. 10

SECTION D.1.0 EQUIPMENT ................................................. 11

SECTION D.1.1 PLATFORM BRAKE TESTER ..................................... 11
SECTION D.1.2 UNDER VEHICLE LIGHTING .................................... 12
SECTION D.1.3 LANE LAYOUT ............................................... 12
   FIGURE - 1 ........................................................... 12

SECTION E.1.0 INSPECTION PROCESS ........................................ 14

SECTION E.1.1 PROCEDURES ................................................ 14
SECTION E.1.2 VISUAL/FUNCTIONAL ITEMS ................................... 18
SECTION E.1.3 SAFETY RE-TEST DETAILS .................................... 20
   FEE .................................................................. 20
   ITEMS RE-INSPECTED ................................................... 20
   VSIR ................................................................. 21

SECTION F.1.0 DATA COLLECTION ........................................... 22

SECTION F.1.1 FEE RECONCILIATION ........................................ 22
SECTION F.1.2 DATA ACCESS - REPORTING ................................... 22

SECTION G.1.0 REPORTING ................................................. 23

SAFETY INSPECTION - REPORTS ............................................. 23
SECTION G.1.1 WAIT TIME REPORTING ....................................... 24

SECTION H.1.0 SAFETY VEHICLE INSPECTION REPORT (VSIR) ................... 25

   FIGURE - 2 ........................................................... 26


--------------------------------------------------------------------------------
ENVIROTEST SYSTEMS CORPORATION(R)   COPYRIGHT 1996(C)  CONFIDENTIAL: PROPRIETARY
                                                                     INFORMATION

 THIS DOCUMENT MAY NOT BE DISCLOSED OR REPRODUCED IN WHOLE, OR IN PART; WITHOUT
  THE EXPRESSED WRITTEN CONSENT OF ENVIROTEST SYSTEMS CORPORATION. NO RIGHT IS
    HEREBY GRANTED TO DISCLOSURE OR SO USE UPON DELIVERY OF SAID DOCUMENT.

Section A.1.0 OBJECTIVE

      This document defines the scope of effort required by Envirotest Engineering to implement CT Safety. This document is intended to describe the modifications required to the current system to incorporate safety testing into subject lanes within the network.

      The combined test scheme will complement the current scheme or be used as a separate test sequence. Subject vehicles will receive an emissions test, opacity test or a tailpipe test alone or, combined with a safety inspection or, the safety inspection alone.

      Due to the fact that implementation of Safety testing may be required in a 4 month time frame as an accelerated implementation, a separate document titled `Quick Start Program', phase 1, is pertinent as describing this phase of an accelerated Safety testing implementation. Otherwise it does not pertain to the implementation of the full Safety test plan described here. If accelerated testing is implemented, then the remainder of this document will be instituted as Phase 2 of the entire Safety testing plan in an agreed to time frame yet to be determined.

Please be aware of the following notes:

1. The term "CT Safety" refers to all items in this document including changes that must be made to the emissions software to accommodate safety testing. Thus "CT Safety startup" refers to all items in this document.

2. After approval of this document by the State, Envirotest will document implementation details in an updated version of the Connecticut/Envirotest Data Specification (ES 20134) which will then be provided to the State.

3. This document addresses only modifications associated with CT Safety contractual requirements. It is not the intent of this document to address any other modifications and/or change requests.

4. The existing emissions test system will remain as it currently is except as specifically documented here. The existing safety test will be replaced in its entirety with a safety test as documented here. There should be no "assumed" or "implied" changes beyond what is described in this document.


--------------------------------------------------------------------------------
ENVIROTEST SYSTEMS CORPORATION(R)   COPYRIGHT 1996(C)  CONFIDENTIAL: PROPRIETARY
                                                                     INFORMATION

 THIS DOCUMENT MAY NOT BE DISCLOSED OR REPRODUCED IN WHOLE, OR IN PART; WITHOUT
  THE EXPRESSED WRITTEN CONSENT OF ENVIROTEST SYSTEMS CORPORATION. NO RIGHT IS
    HEREBY GRANTED TO DISCLOSURE OR SO USE UPON DELIVERY OF SAID DOCUMENT.

Section  B.1.0 OVERVIEW

      The modification to the system allowing safety testing requires hardware additions to the system to allow its operation. A major component will be added to accomplish the safety test. A platform type brake tester is used to measure the braking effectiveness for each wheel.

      The brake tester is designated to be an integrated portion of the system. This assumes that the equipment supplier will provide the necessary software to allow this, in the time frame allotted, where we can adequately communicate with their system. If the software is not provided, the tests will be implemented as a stand alone, requiring the independent operator entry of the test results from the unit into our system. Interfacing the systems, in this case, will be accomplished in phase II or on a mutually agreed to date based on the manufacturers delivery of the software plus our internal development time.

      Additional equipment required to perform the testing consists of under vehicle lighting and a method of separately recording a color image, a picture, that can be manually associated to the test file. A captured image will not be part of the stored host data.

      Another major area of modification is the applications software. The Safety test sequence uses the existing emissions test lane with the addition of hardware. Input of the brake test results will ultimately be automatically accomplished through system interfaces but may initially be performed through a manual entry by the lane operator, based on the results displayed by that system. The software will be developed to allow this entry along with the results of the visual / functional inspection portion of the test. The flexibility to enter any, none or all of this information at multiple test positions is a feature of the software. The software will require an entry for all items before allowing a test completion. Upon the completion of the test a Vehicle Inspection Report, (VIR) and possible Diagnostic Trace Report, (DTR) & Diagnostic Sensors Report, (DSR) will be printed if the emissions test was performed. A Safety Inspection Report, (VSIR) will be printed giving the results of the Safety inspection. Any combination of either one or all of these reports will be given to the customer with a brief verbal explanation upon completion of the test.

      An operational VIN verification element, not computerized, is included to address the requirement to perform this service as well.

      Reports specific to the safety inspection are included to track Safety testing, see Section G.1.0 for these details. Some existing reports will contain merged data for reporting purposes, such as fee and throughput reports. Additional items are:

1. CT Safety will be located in 11 stations, with 16 lanes, with no station having more than 2 safety lanes.

2. Inspections will be performed for vehicles moving into the State and for change of ownership on vehicles 10 years old or older. For greater definition and details see section B.1.2.

3. The test fee, for Safety, is $25 for all tests including all retests performed after 30 days of the prior paid test (31 days will be allowed if the 30th day is either a Sunday, Holiday or snow day). A free re-test will be given when the prior failed, paid test is within the 30 days of the initial test. For greater definition and details see section E.1.3. This is in


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ENVIROTEST SYSTEMS CORPORATION(R)   COPYRIGHT 1996(C)  CONFIDENTIAL: PROPRIETARY
                                                                     INFORMATION

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  THE EXPRESSED WRITTEN CONSENT OF ENVIROTEST SYSTEMS CORPORATION. NO RIGHT IS
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                                       6
      addition to any fee required for the emissions test when both tests are simultaneously performed.

4. CT Safety replaces the existing safety test. Once CT Safety is in place, previously employed safety tests can no longer be performed. Previous safety test data will be available through the previous access methods only.

5. CT Safety will be integrated with the existing on-line emissions data network. Historical safety data (obtained prior to CT Safety startup) will not be available on-line and are not supported by CT Safety.

6. A cross-over test occurs when a safety test is performed prior to CT Safety startup and a safety retest is performed after startup. In this case the retest must be performed as an initial test and previously passed items must manually be set to not applicable (N/A). If the old test was performed within the 30 day time frame where a free re-test is applicable, the test will be performed as an initial test using the old Safety Inspection Report (`VSIR') as the payment method. This is a temporary (30 day) procedure that will be handled operationally.

Section B.1.1 Stations & Lanes

      STATION LOCATION           TOTAL LANES               PROPOSED SAFETY LANES

      Norwalk II  (not built)         7                             2
      North Haven                     7                             2
      Danbury..                       5                             1
      Waterbury                       4                             1
      Bridgeport (8/96)               7                             2
      Thomaston                       3                             1
      Manchester                      5                             2
      Southington                     5                             2
      Taftville                       2                             1
      East Lyme                       3                             1
      North Windham                   2                             1
--------------------------------------------------------------------------------
                                                           TOTAL - 16

Section  B.1.2  Subject Vehicles

      CTVIP will inspect the following vehicles:

In State Vehicles:  (to model year 1968 and under 10,001 GVWR)

      1. Ten year and older vehicles that have completed a change of ownership. (CT. permanent and temporary plates only)


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ENVIROTEST SYSTEMS CORPORATION(R)   COPYRIGHT 1996(C)  CONFIDENTIAL: PROPRIETARY
                                                                     INFORMATION

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                                       7

      2. Vehicles bearing Connecticut Dealer Plates, without a valid reciprocal safety inspection sticker but, they must present a title or other approved document.

      3. Vehicles bearing Connecticut Transporter plates, presenting a valid transporter plate registration certificate, title or other approved documents.

      4. Both diesel and gasoline powered vehicles that fall into one of the above categories.

      5. A re-inspection of any of the vehicles identified above that have failed an initial paid safety inspection at a CTVIP safety inspection lane.

Out of State Vehicles:

      1. 1968 and newer vehicles (under 10,001 GVWR) that will be registered in Connecticut that do not display a valid reciprocal inspection sticker.

      2. Vehicles bearing out-of-state Dealer/Repairer/Transporter plates with transfer of ownership papers reflecting sale to a Connecticut resident.

      3. All out-of-state dealers (including Mass. dealers) requesting a paid complete safety inspection. NO out-of-state dealer will be given a "free" VIN verification only.

      4. A re-inspection of any of the vehicles identified above that have failed an initial paid safety inspection at a CTVIP safety inspection lane.

CTVIP will not inspect, or re-inspect the following vehicles. These vehicles will be referred to a DMV Safety inspection lane.

1.  All salvage and composite (kit cars) vehicles.
2.  All "gray market" vehicle's (VIN will help distinguish these vehicles)
3.  All public transportation vehicles (includes school buses, van pools etc..)
4.  All taxis and livery registered vehicles (includes limo's, hearses etc..)
5.  All vehicles 10,001 GVWR or more.
6.  All pre 1968 model year vehicles.
7.  Any vehicle obviously equipped with an aftermarket lift or lowering kit.
8.  All motorcycles.
9.  All trailers.
10. All high mileage vehicles (experimental or alternative fuel vehicles)
11. All wreckers.
12. All vehicles equipped with hand controls (cc15 mostly)
13. Any abandoned vehicle or vehicle using H76 form for proof of ownership.
14. Any vehicle bearing a yellow 45 day (dealer issued) temporary registration plate or has a dealer transfer 20 day temporary registration (pink).
15. Any never previously permanently registered "new" vehicle still in possession of a certificate of origin.
16. Any vehicle that presents a "Branded Title" at the time of the Safety inspection.

CTVIP cannot safety re-inspect the following vehicles when the vehicle has previously failed on the following items:


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ENVIROTEST SYSTEMS CORPORATION(R)   COPYRIGHT 1996(C)  CONFIDENTIAL: PROPRIETARY
                                                                     INFORMATION

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                                       8

1. 2nd VIN illegible: If, during a vehicle's initial safety inspection (at an emissions station or a DMV inspection lane), the vehicle's secondary VIN is illegible, that vehicle must go to a DMV safety inspection lane for re-inspection of that fail item. CTVIP will treat it as a `normal' failed item and continue to perform the rest of the (initial only) safety inspection. However, CTVIP is not allowed to re-inspect a vehicle which previously failed for VIN.
2. 2nd VIN altered: If, during a vehicle's initial safety inspection (at an emissions station or a DMV inspection lane), the vehicle's secondary VIN is suspect for being altered, tampered with or does not match the primary VIN, that vehicle must go to a DMV safety inspection lane for re-inspection of that fail item. CTVIP will treat it as a `normal' failed item and continue to perform the rest of the (initial only) safety inspection. However, CTVIP is not allowed to re-inspect a vehicle which previously failed for VIN.
3. 2nd VIN missing: If, during a vehicle's initial safety inspection (at an emissions station or a DMV inspection lane), the vehicle's secondary VIN is not present, that vehicle must go to a DMV safety inspection lane for re-inspection of that fail item. CTVIP will treat it as a `normal' failed item and continue to perform the rest of the (initial only) safety inspection. However, CTVIP is not allowed to re-inspect a vehicle which previously failed for VIN.


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ENVIROTEST SYSTEMS CORPORATION(R)   COPYRIGHT 1996(C)  CONFIDENTIAL: PROPRIETARY
                                                                     INFORMATION

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                                       9

Section C.1.0 GLOSSARY

ADAPTER A holder used to properly seat the seal of a gas cap. Then is used as the pressure vessel for pressurizing the gas cap.

CUT POINT         The established standard to which measured values are compared in order to make a `Pass / Fail' decision.

DSR               Diagnostic Sensors Report form.

DTR               Diagnostic Trace Report form.

SECOND CHANCE     A test sequence performed exactly mimicking the first test.
TEST

VSIR Vehicle Safety Inspection Report. Within the Engineering Department this is referred to as the SIR in the detailed documentation and code.

VST               Safety Test Record

VIR               Vehicle Inspection Report.

VTR               Vehicle Test Record


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ENVIROTEST SYSTEMS CORPORATION(R)   COPYRIGHT 1996(C)  CONFIDENTIAL: PROPRIETARY
                                                                     INFORMATION

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                                       10

Section D.1.0 EQUIPMENT

      The equipment used for the Safety test remains unchanged from the equipment used for the emissions test, with the following additions.

o A platform type brake tester is used to measure the braking effectiveness for each wheel.
o     A printer to print the Safety Inspection Report form (VSIR).

      The equipment listed above may be designated to be applied as a stand alone unit, requiring the independent operator entry of the results from the unit, but is intended to ultimately be integrated into the lane data collection function.

      Additional equipment required to perform the Safety testing consists of,

o     Under vehicle lighting. (Not computer interfaced)
o A camera, for providing undeveloped film to the State that can be manually cross referenced to the Safety test record `STR' (not computer interfaced).

The above component is installed in a modified existing lane, set up to provide Safety inspections.

Section D.1.1 Platform Brake Tester

      The brake test equipment that will be used is a platform brake test unit consisting of 4 plates that move to measure the braking performance of each individual wheel. The unit will provide integrated equipment needed to weigh the vehicle as it drives across the unit. This data is used in the braking performance calculations for the unit's determination of pass/fail results. The vehicle is driven at approximately 4-7 mph onto the unit. Once all 4 wheels are on the skid plates, the brakes are forcefully applied, bringing the vehicle to a complete stop. The performance of each individual wheel's braking performance is then calculated resulting in a pass/fail determination.

      The brake tester is designated to be applied as an integrated portion of the system. This assumes that the equipment supplier will provide the necessary software to allow this, in the time frame allotted, where we can adequately communicate with their system. If the software is not provided, the brake test will be implemented as a stand alone function, requiring the independent operator entry of the test results from the unit into our system. The automated systems interface, in this case, will be accomplished in a timely manner at some future date if possible. The items that will be recorded are, brake overall performance pass/fail, braking differences front vs. rear and braking differences left vs. right.

      Upon completion of the entire test, the Safety Inspection Report (VSIR) will be printed giving the results listed separately for this test. The result will be included in the overall pass/fail result determined for the vehicle with front/rear and left/right differences. The individual test result will be stored in the VST record.


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ENVIROTEST SYSTEMS CORPORATION(R)   COPYRIGHT 1996(C)  CONFIDENTIAL: PROPRIETARY
                                                                     INFORMATION

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                                       11

Section D.1.2 Under Vehicle Lighting

      The safety lanes will be retro-fitted to provide under vehicle lighting to aid in the inspection of the vehicle's under carriage. The lights will be flush mounted in the floor and placed appropriately to provide the best coverage. The lane diagram in section D.1.3 identifies the floor light location.

Section D.1.3 Lane Layout

      The following diagram, Figure - 1, provides a graphical depiction of the hardware locations for the Safety lane equipment:

                               [GRAPHIC OMITTED]

                                   FIGURE - 1

      Briefly, the activities at each position are:

AT POSITION - 1

      When the motorist enters the facility they will be directed by the position 1 lane operator into the test lane from the queue line. Once in the facility the Operator will get any pertinent documentation from the motorist and enter / confirm that data as done previously. A determination will be reached as to the type of test(s) that are required for that vehicle. An operator selectable prompt will be offered for the test sequence wanted. Emissions only, Safety only or an Emissions & Safety combined test will be offered. Some of the required visual / functional inspection may take place here with that data being entered into the system. When applicable the jacking of the vehicle will take place at this position to perform the front end


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ENVIROTEST SYSTEMS CORPORATION(R)   COPYRIGHT 1996(C)  CONFIDENTIAL: PROPRIETARY
                                                                     INFORMATION

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                                       12
suspension inspection. If the inspection is for Emissions only, the test will proceed with the existing emissions test. The software system flexibility will allow entry of some, none or all of the visual entry items at positions 1 or 3. This includes the parking brake result.

AT POSITION - 2

      At position 2, if the emissions test is required, the test will be initiated as currently done. When the test is complete at position 2 the vehicle is moved to position 3. If the emissions test is not required, the second position may be used to perform some of the required visual / functional inspection. When position 3 is open, the vehicle will proceed there.

AT POSITION - 3

      At position 3, the operator will confirm that there is no vehicle on the brake test plates then, the appropriate fee(s) will be collected. The fees will be noted separately for the emissions test and/or safety test. During phase I of implementation the initial display will be the fee collection display. The Lane Operator will then be informed, via a screen prompt, to drive onto the brake tester to perform the brake efficiency tests. With an integrated data system for the brake test unit, the brake performance data will be automatically up-loaded to the lane computer system. Otherwise the required braking data information will be manually entered by the lane operator. When complete, and when performing an emissions test with the Safety test, the Lane Operator will be informed, via a screen prompt to perform the emissions test functions.

      The remainder of the visual / functional inspection items will be checked and their results entered by the operator. This will include the results from the parking brake performance functional test. The software system flexibility will allow entry of some, none or all of the visual entry items at positions 1 or 3. This includes the parking brake result.

      Once the system is satisfied by having all required data for the test entered, the VIR, and when appropriate the DTR & DSR and/or VSIR form(s) will be printed and supplied, with a verbal explanation, to the customer.


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                                                                     INFORMATION

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                                       13

Section E.1.0 INSPECTION PROCESS

      This section is a summation of the changes being implemented for the Safety test process, from an emissions test. It must not be taken as a replacement for the Lane Operators Training Manual. That document covers in greater detail the operational paths that will be followed with each different situation encountered.

      At an appropriate position, a picture will be taken. The image will have the ability to be manually cross referenced to the Safety Test Record `STR'. The un-developed film will be packaged at the completion of each roll, date labeled and within 48 hours delivered to the Envirotest Headquarters. The film will be available to the DMV at all reasonable times.

Section E.1.1 Procedures

Details for position 1 are as follows:

1. The new hardware added to position will consist of the addition of the under carriage or in floor lighting (not computer interfaced).

2.    The software will be modified as follows:

      o A new prompt will be added to the very beginning of each test. The inspector will be prompted to select "emissions only", "safety only" or "both".

      o     If "emissions only" is selected, then the following will occur:

            o The emissions test will continue just like the existing emissions test.

      o If "safety only" is selected, then the following will occur in the order listed:

            o Vehicle identification information will be entered and the host computer will be queried for vehicle information and previous safety data.

            Previous safety data includes each individual result. Any item that previously passed will have its current result set to "X" for exempt and will not be tested. Also, any item that was previously exempt will have its current result set to exempt.

            If previous data cannot be obtained from the host, previously failed items will be entered from the returned Safety Inspection Report
            (VSIR) and validated with a CRC. All other items will be set to "X".

            The first re-test within 30 days (31 if the 30th day is a Sunday, Holiday or snow day) of the initial test will require inspection of only the previously failed items and be a free re-test, providing the previous VSIR is presented for testing. If the re-test is beyond 30 days (31 if the 30th day is a Sunday, Holiday or snow day) or if the VSIR is not presented, the entire inspection will performed as a paid test.

      o     The visual entry screen will be displayed.


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                                       14

            This screen will contain up to 150 visual entry items. The software system flexibility will allow entry of some, none or all of the visual entry items at positions 1 or 3.

            The items will have a full description and will be grouped by general category. The inspector will be able to scroll or page back and forth through all items, selecting "P" for pass, "F" for fail or "N/A" for not applicable. No entry will also be allowed for each item. The system will pre set all items to a `Pass' default.

            All functional tests will be included as visual entries. With an integrated brake test the system would automatically set the results in the test record (VST) at position 3.

            Items which are exempt will not be displayed. If all items are exempt, the screen will appear for continuity but no results will be entered.

      o     Entry of the Safety Inspector and PIN number will be required

      o An abort will be allowed at appropriate points in the above sequence.

o     If "both" is selected, then the following will occur in the order listed:

      o     All steps for a normal emissions test will be performed.

      o If a re-test, the host computer will be queried for previous safety data. If previous data cannot be obtained from the host, previous failed items will be entered from the returned Safety Inspection Report (VSIR).

      o The visual entry screen will be displayed. This screen will contain up to 150 visual entry items. The software system flexibility will allow entry of some, none or all of the visual entry items at positions 1 or 3. The system will pre set all items to a `Pass' default.

      o     Entry of the Safety Inspector and PIN number will be required

      o An abort will be allowed at appropriate points in the above sequence. If the test is aborted, the system will allow an abort of either the emissions or safety test sequence separately or combined. An abort reason code will be required and selected to record the abort.

Details for position 2 are as follows:

1.    No new hardware will be added to position two.

2.    The software will be modified as follows:

      o If "emissions only" was selected at position one, then the following will occur:

            o The emissions test will continue just like the existing emissions test.

      o If "safety only" is was selected at position one, then the following will occur:

            o     An abort will be allowed.


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                                       15

o     If "both" was selected at position one, then the following will occur:

      o The emissions test will continue just like the existing emissions test.

      o No entry of the safety inspection visual items will be recorded at position two.

      o An abort will be allowed at appropriate points in the above sequence. If the test is aborted, the system will allow an abort of either the emissions or safety test sequence separately or combined. An abort reason code will be required and selected to record the abort.

Details for position 3 are as follows:

1. The brake tester unit will be added to position three. This device will be connected to the Envirotest computer system, if possible. If the unit is not able to be integrated to the lane system, it will be employed as a stand alone unit.

2.    The software will be modified as follows:

      o If "emissions only" was selected at position one, then the following will occur:

            o The emissions test will continue just like the existing emissions test.

      o If "safety only" is was selected at position one, then the following will occur in the order listed:

            o The operator will confirm that there is no vehicle on the brake test plates then, the fee will be collected. During phase I of implementation the initial display will be the fee collection display. Current forms of payment will remain unchanged except that more than one form of payment will be accepted. The Safety test can be paid for by a check. When a combined emissions and safety test is performed Only the Safety portion may be paid by check.

            o The visual entry screen will be displayed. This will allow the inspector to enter any remaining visual data, including service brake (entered automatically with an integrated system). This screen will contain up to 150 visual entry items. The software system flexibility will allow entry of some, none or all of the visual entry items at positions 1 or
                  3. "No entry" will not be allowed for any item at this position, ensuring that all items have been inspected. The system will pre set all items to a `Pass' default.

            o     A Safety Test Record (VST) will be stored.

            o A Vehicle Safety Inspection Report (VSIR) will be printed. If the amount of failed components exceeds the available room on the VSIR form, the word `More' will be printed. When this condition occurs the re-test will require a complete re-inspection of all components. For greater definition and details see section E.1.3.

            o An abort will be allowed at appropriate points in the above sequence.


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                                       16

      o If "both" was selected at position one, then the following will occur in the order listed:

            o The operator will confirm that there is no vehicle on the brake test plates then, the fee will be collected. During phase I of implementation the initial display will be the fee collection display. Current forms of payment will remain unchanged except that more than one form of payment will be accepted. The Safety test can be paid for by a check. When a combined emissions and safety test is performed the Safety portion only may be paid by check. Fees will be itemized by emissions, late emissions and safety along with grand total.

            o The visual entry screen will be displayed. This will allow the inspector to enter visual data, including service brake results. This screen will contain up to 150 visual entry items. The software system flexibility will allow entry of some, none or all of the visual entry items at positions 1 or
                  3. The system will pre set all items to a `Pass' default.

            o The visual entry screen will be displayed. This will allow the inspector to enter any remaining visual data.

            o "No entry" will not be allowed for any item at this position, ensuring that all items have been inspected.

            o Two test records will be stored. A Vehicle Test Record (VTR) will be stored for emissions and a Safety Test Record (VST) will be stored for safety.

            o     Two printouts will be generated. A Vehicle Inspection Report
                  (VIR) will be printed for the emissions test and a Safety Inspection Report (VSIR) will be printed for the safety test. Additional emissions reports may be provided for vehicles failing that test.

            o An abort will be allowed at appropriate points in the above sequence. If the test is aborted, the system will allow an abort of either the emissions or safety test sequence separately or combined. An abort reason code will be required and selected to record the abort.


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                                       17

Section E.1.2  Visual / Functional Items

      The following items are checked in the visual / functional inspection. A result of Pass - Fail or Not Applicable (N/A) will be recorded for each of these items. Only the Failed items will be printed on the VSIR.

        INSPECTION ITEMS                            ABBREVIATION PRINTED ON VSIR
    Group One - Safety Only
1.  2nd VIN Altered                             1.  2nd VIN Altered
2.  2nd VIN Illegible                           2.  2nd VIN Illegible
3.  2nd VIN Missing                             3.  2nd VIN Missing
4.  Catalytic Converter                         4.  Catalytic Conv
5.  Gas Cap                                     5.  Gas Cap
    Group two - Outside Lights & Lenses
6.  Fog/Running Light Operation                 6.  Fog/Run Lt Oper
7.  Fog/Running Light Lenses                    7.  Fog/Run Lt Lens
8.  Parking Light Operation                     8.  Parking Lt Oper
9.  Parking Light Lenses                        9.  Parking Lt Lens
10. Headlight Operation                         10. Headlight Oper
11. High Beam                                   11. High Beam
12. Low Beam                                    12. Low Beam
13. Headlight Lenses                            13. Headlight Lens
14. Turn Signal Operation                       14. Trn Signal Oper
15. Turn Signal Lenses                          15. Trn Signal Lens
16. 4-Way Flasher Operation                     16. 4-Way Oper
17. 4-Way Flasher Lenses                        17. 4-Way Lens
18. Marker Light Operation                      18. Marker Lt Oper
19. Marker Light Lenses                         19. Marker Lt Lens
20. Tail Light Operation                        20. Tail Light Oper
21. Tail Light Lenses                           21. Tail Light Lens
22. Brake Light Operation                       22. Brake Lt Oper
23. Hi-Mount Brake Light                        23. Hi-Mount Brake Lt
24. Brake Light Lenses                          24. Brake Light lens
25. Back-Up Light Operation                     25. Back-Up Lt Oper
26. Back-Up Light Lenses                        26. Back-Up Lt Lens
    Group Three - Miscellaneous Lights
27. Side Light Operation                        27. Side Light Oper
28. Side Light Lenses                           28. Side Light Lens
29. Carriage Light Operation                    29. Carriage Lt Oper
30. Carriage Light Lenses                       30. Carriage Lt Lens
31. Reflectors                                  31. Reflectors
32. Other Lights                                32. Other Lights
    Group Four - Vehicle Exterior
33. Driver Door Handle Operation                33. Drvr Door Handle
34. Flexible Brake Lines                        34. Flx Brake Lines

--------------------------------------------------------------------------------
ENVIROTEST SYSTEMS CORPORATION(R)   COPYRIGHT 1996(C)  CONFIDENTIAL: PROPRIETARY
                                                                     INFORMATION

 THIS DOCUMENT MAY NOT BE DISCLOSED OR REPRODUCED IN WHOLE, OR IN PART; WITHOUT
  THE EXPRESSED WRITTEN CONSENT OF ENVIROTEST SYSTEMS CORPORATION. NO RIGHT IS
    HEREBY GRANTED TO DISCLOSURE OR SO USE UPON DELIVERY OF SAID DOCUMENT.

35. CV Boots                                    35. CV Boots
36. Exhaust System                              36. Exhaust System
37. Excess Smoke                                37. Excess Smoke
38. Fluid Leaks                                 38. Fluid Leaks
39. Tires                                       39. Tires
40. Wheels                                      40. Wheels
41. Lug Nuts                                    41. Lug Nuts
42. Bounce Test                                 42. Bounce Test
43. Body Sheet Metal                            43. Body Sheet Metal
44. Bumpers                                     44. Bumpers
45. Frame/Unibody Integrity                     45. Frame/Unibody
46. Floor                                       46. Floor
47. Trunk Floor                                 47. Trunk Floor
48. Solid Brake Lines                           48. Solid Brake Lines
49. Fuel Lines                                  49. Fuel Lines
50. Parking Brake Operation                     50. Parking Brake Oper
    Group Five - Vehicle Systems
51. Suspension System                           51. Susp System
52. Steering System                             52. Steering System
53. Steering Wheel Lash                         53. Steering Whl Lash
    Group Six - Vehicle Interior
54. Brake Stab Test                             54. Brake Stab
55. Brake Warning Light - Dashboard             55. Brake Warning Lt
56. Air Bag Warning Light - Dashboard           56. Air Bag Warning Lt
57. Horn                                        57. Horn
58. Shift Indicator                             58. Shift Indicator
59. Front Restraint System Missing              59. Fr Restraint Missing
60. Front Restraint System Operation            60. Fr Restraint Oper
61. Rear Restraint System                       61. Rear Restraints
62. Inside Mirrors                              62. Inside Mirrors
63. Outside Mirrors                             63. Outside Mirrors
64. Hi Beam Indicator Light - Dashboard         64. Hi Beam Indicator
65. Turn Signal Indicator Lights - Dashboard    65. Turn Sig Indicator
66. 4-Way Flasher Indicator Light - Dashboard   66. 4-Way Indicator
    Group Seven - Miscellaneous
67. Windshield Wiper Operation                  67. Wiper Operation
68. Windshield Wiper Blades                     68. Wiper Blades
69. Defroster Operation                         69. Defroster Oper
70. Drivers Window Operation                    70. Drivr Window Oper
71. Other Miscellaneous Defects                 71. Other Misc Defects
    Group Eight - Platform Brake Test
72. Brake Force - Overall                       72. Brake Force
73. Front/Rear Brake Balance                    73. Fr/Rear Brake Bal
74. Left/Right Brake Balance                    74. Lft/Rght Brake Bal
    Group Nine - Vehicle Glazing
75. Windshield Glazing                          75. Windshield Glazing

--------------------------------------------------------------------------------
ENVIROTEST SYSTEMS CORPORATION(R)   COPYRIGHT 1996(C)  CONFIDENTIAL: PROPRIETARY
                                                                     INFORMATION

 THIS DOCUMENT MAY NOT BE DISCLOSED OR REPRODUCED IN WHOLE, OR IN PART; WITHOUT
  THE EXPRESSED WRITTEN CONSENT OF ENVIROTEST SYSTEMS CORPORATION. NO RIGHT IS
    HEREBY GRANTED TO DISCLOSURE OR SO USE UPON DELIVERY OF SAID DOCUMENT.

76. Windshield Tint                             76. Windshield Tint
77. Side Windows Glazing                        77. Side Glazing

78. Side Windows Tint                           78. Side Glass Tint
79. Rear Window Glazing                         79. Rear Glazing
80. Rear Window Tint                            80. Rear Glass Tint
81. Other Glass Defect                          81. Other Glass Defect

TOTAL - 81 items inspected.

Section E.1.3 Safety Re-test Details

This section details the specifics concerning re-testing a vehicle that has failed the prior Safety test.

      FEE

      On a Safety re-test the inspection will be free to the customer providing the following conditions are met.

      1. The test is a Safety re-test and the most recent test was a paid Safety test.

      2. The test is a Safety re-test and the current date is within 30 days of the most recent paid test. The 30 days figure takes into consideration the `Non Late Period' calculation described as when the re-test is within 30 days (31 if the 30th day is a Sunday, Holiday or snow day).

      3. The test is a Safety re-test and the most recent VSIR is present for testing.

All other tests not meeting this criteria are paid tests.

      ITEMS RE-INSPECTED

      On a Safety re-test the items to be inspected will be based upon whether or not the current test will be a paid test or a free test.

o If the re-test will be a PAID test - then all safety items will be inspected.

o     If the re-test will be a FREE test - then only the previously failed items from the most recent test will be
                                           re-inspected. The only exception to
                                           this is when the most recent paid
                                           test discovered more than 45 items
                                           failing then, all items will be
                                           re-


--------------------------------------------------------------------------------
ENVIROTEST SYSTEMS CORPORATION(R)   COPYRIGHT 1996(C)  CONFIDENTIAL: PROPRIETARY
                                                                     INFORMATION

 THIS DOCUMENT MAY NOT BE DISCLOSED OR REPRODUCED IN WHOLE, OR IN PART; WITHOUT
  THE EXPRESSED WRITTEN CONSENT OF ENVIROTEST SYSTEMS CORPORATION. NO RIGHT IS
    HEREBY GRANTED TO DISCLOSURE OR SO USE UPON DELIVERY OF SAID DOCUMENT.

                                           inspected. This will be evident by
                                           the statement `More' printed on the
                                           VSIR at the end of the last column of
                                           failed items.

      VSIR

      On a failing safety test, where a fee was paid, the last eligible day of the `Free' period (not including the non late date calculation as previously described) is printed in the "Free Re-test On Or Before Date" field of the VSIR.

      No date is printed in this field if the Safety test `Passed' or if the test was a free re-test.


--------------------------------------------------------------------------------
ENVIROTEST SYSTEMS CORPORATION(R)   COPYRIGHT 1996(C)  CONFIDENTIAL: PROPRIETARY
                                                                     INFORMATION

 THIS DOCUMENT MAY NOT BE DISCLOSED OR REPRODUCED IN WHOLE, OR IN PART; WITHOUT
  THE EXPRESSED WRITTEN CONSENT OF ENVIROTEST SYSTEMS CORPORATION. NO RIGHT IS
    HEREBY GRANTED TO DISCLOSURE OR SO USE UPON DELIVERY OF SAID DOCUMENT.

Section F.1.0 Data Collection

The Safety Test Record (VST) will contain the following items at a minimum:

o     Test date/time/location information

o Vehicle identification information including: Make, Model, Year, Registration Number (plate), and State of Origin (Registration State).

o Results for up to 150 visual items (pass, fail, not applicable, exempt - NOTE, exempt is used for retest information of previously passed items. The operator can not select exempt as an entry) will be recorded in the VST. Only `Failed' items are printed on the VSIR form.

o     Final result (pass, fail)

o     Test fee and payment information

o     Free re-test due date

o     Abort reason code

o     Inspector identification number of the person performing the inspection.

o     Inspector identification number of the cashier at position 3.

o     Test number

Section F.1.1 Fee Reconciliation

      The fees collected at the lane will be recorded and identified separately for emissions, safety and emissions' late fees. The lane fee reports will reflect the inspectors obligations as a total figure, broken down into the listed categories. The method of payment will be recorded.

o Safety voids will be allowed and accepted for credit just as with the existing emissions test.

o A voided VST can be credited only for another VST, and a voided VTR can be credited only for a another VTR.

Section F.1.2 Data Access - Reporting

      The safety lane data will be handled in the same manner as the emissions data. It will be transmitted to the host as the VST record. The data collected will be accessible through the host's data record access function.

Separate reports specific to the safety testing are detailed in section G.1.0.


--------------------------------------------------------------------------------
ENVIROTEST SYSTEMS CORPORATION(R)   COPYRIGHT 1996(C)  CONFIDENTIAL: PROPRIETARY
                                                                     INFORMATION

 THIS DOCUMENT MAY NOT BE DISCLOSED OR REPRODUCED IN WHOLE, OR IN PART; WITHOUT
  THE EXPRESSED WRITTEN CONSENT OF ENVIROTEST SYSTEMS CORPORATION. NO RIGHT IS
    HEREBY GRANTED TO DISCLOSURE OR SO USE UPON DELIVERY OF SAID DOCUMENT.

Section  G.1.0    REPORTING

      The results of the test will be stored in the Safety Test Record (VST).

      Safety Inspection - Reports

                  Reports will be added or modified as follows:

o Existing station and lane fee reports will be expanded to include safety fees and checks individually and in total. The fees collected at the lane will be recorded and identified separately for emissions, safety and emissions late fees. The lane fee reports will reflect the inspectors obligations as a total figure, broken down into the listed categories. The method of payment will be recorded.

            * Safety voids will be allowed and accepted for credit just as with the existing emissions test.

            * A voided VST can be credited only for another VST, and a voided VTR can be credited only for a another VTR.

o Existing host fee reports will be expanded to include safety fees and checks individually and in total.

o A host "safety summary report" will be provided. The report can be run for a selected date range and a selected station or "all" stations.

o All data from lanes equipped with Safety equipment will be eliminated from the Host wait time reports.

Billing capability will be as follows:

      A separate State billing tape will be provided for safety tests. At Envirotest's option and with State approval, this may be combined with the current vehicle test billing tape.

Data capabilities will include the following:

o Ability to handle covert vehicles will be provided. This will be identical to emissions tests (an editable set of VINs will always appear as an initial test).

o     Safety test data will remain on-line at the host for 90 days.


--------------------------------------------------------------------------------
ENVIROTEST SYSTEMS CORPORATION(R)   COPYRIGHT 1996(C)  CONFIDENTIAL: PROPRIETARY
                                                                     INFORMATION

 THIS DOCUMENT MAY NOT BE DISCLOSED OR REPRODUCED IN WHOLE, OR IN PART; WITHOUT
  THE EXPRESSED WRITTEN CONSENT OF ENVIROTEST SYSTEMS CORPORATION. NO RIGHT IS
    HEREBY GRANTED TO DISCLOSURE OR SO USE UPON DELIVERY OF SAID DOCUMENT.

Section G.1.1 Wait Time Reporting

      There will be no special distinction made for Safety Lane test waiting time at the station on the existing waiting time sign.

      For the purposes of reporting an accurate wait time at the station on the wait time sign, the assumption will be made that the waiting vehicles will be evenly distributed across all of the facilities open lanes. The existing calculations will remain valid for determining the waiting time reported on the stations waiting time sign. The Station Manager will make periodic checks throughout the day to confirm accuracy of the waiting time sign. Adjustments will be made manually if it's found that the system computed wait time is not accurate.

      For purposes of reports created from the host data, the safety test lane wait time data will be eliminated from all Station wait time determinations.


--------------------------------------------------------------------------------
ENVIROTEST SYSTEMS CORPORATION(R)   COPYRIGHT 1996(C)  CONFIDENTIAL: PROPRIETARY
                                                                     INFORMATION

 THIS DOCUMENT MAY NOT BE DISCLOSED OR REPRODUCED IN WHOLE, OR IN PART; WITHOUT
  THE EXPRESSED WRITTEN CONSENT OF ENVIROTEST SYSTEMS CORPORATION. NO RIGHT IS
    HEREBY GRANTED TO DISCLOSURE OR SO USE UPON DELIVERY OF SAID DOCUMENT.

Section H.1.0 Safety Vehicle Inspection Report (VSIR)

      A free format VSIR will be used. An example of the VSIR is attached as, figure 2. A 2 part VSIR form will be printed for all Safety inspections. One for the customer, the other will be kept at the test facility.

      The VSIR form will provide adequate space to accommodate the recording of 45 failed items, if more than that are encountered the word `More' will be printed at the end of the listing.

      The information provided on the VSIR form is a subset of what is collected in the VST record as detailed in section F.1.0, Data Collection.

      There will be a re-print capability accessible, at the same lane for the same day, for situations where the VSIR is damaged during printing or is lost driving from the inspection facility.

      A dedicated printer will be added to position 3 to accommodate printing of the VSIR forms.

NOTE - Software development is tied to finalization of the VSIR form, for this reason the form must be finalized, with a Velox copy, to the Engineering Department no less than 6 weeks prior to start-up. The first 150 actual VSIR forms, from the first printing run, must be delivered to the Engineering Department no later than 2 weeks prior to start-up.


--------------------------------------------------------------------------------
ENVIROTEST SYSTEMS CORPORATION(R)   COPYRIGHT 1996(C)  CONFIDENTIAL: PROPRIETARY
                                                                     INFORMATION

 THIS DOCUMENT MAY NOT BE DISCLOSED OR REPRODUCED IN WHOLE, OR IN PART; WITHOUT
  THE EXPRESSED WRITTEN CONSENT OF ENVIROTEST SYSTEMS CORPORATION. NO RIGHT IS
    HEREBY GRANTED TO DISCLOSURE OR SO USE UPON DELIVERY OF SAID DOCUMENT.

                               [GRAPHIC OMITTED]

                                   FIGURE - 2


--------------------------------------------------------------------------------
ENVIROTEST SYSTEMS CORPORATION(R)   COPYRIGHT 1996(C)  CONFIDENTIAL: PROPRIETARY
                                                                     INFORMATION

 THIS DOCUMENT MAY NOT BE DISCLOSED OR REPRODUCED IN WHOLE, OR IN PART; WITHOUT
  THE EXPRESSED WRITTEN CONSENT OF ENVIROTEST SYSTEMS CORPORATION. NO RIGHT IS
    HEREBY GRANTED TO DISCLOSURE OR SO USE UPON DELIVERY OF SAID DOCUMENT.

                                    Exhibit A

                           CONNECTICUT SAFETY TESTING

                       Accelerated Implementation Details

                                      for a


                                    "SAFETY"

                              "QUICK START PROGRAM"

                                 REVISION RECORD

Revision     Effective         Change Description                       Approval

A            7/26/96       Various changes per discussions              7/31/96
B            8/1/96        Various changes per discussions              8/2/96
C            8/6/96        Verbage change per Hamid                     8/6/96
D            8/15/96       1. Section A.1.0. change STR to VST          Pending
                           2. Section C.1.0. Change fixed days
                           for retest to 30 from 31 & greater
                           definition on handling operationally

                                Table of Contents

Section A.10.  Glossary................................................... 4

Section B.10.  Objective.................................................. 5

Section C.1.0  Overview................................................... 6

Section D.1.0. Quick Start Program........................................ 8

Section A.1.0  Glossary

ADAPTER A holder used to properly seat the seal of a gas cap. Then is used as the pressure vessel for pressurizing the gas cap.

CUT POINT   The established standard to which measured values are compared in order to make a "Pass / Fail" decision.

DSR         Diagnostic Sensors Report form.

DTR         Diagnostic Trace Report form.

SECOND
CHANGE
TEST        A test sequence performed exactly mimicking the first tests.

SIR         Safety Inspection Report

VST         Safety Test Record

VIR         Vehicle Inspection Report

VTR         Vehicle Test Record

Section B.1.0 Objective

      This document defines the scope of effort required by Envirotest Engineering to implement a "Quick Start Program" for CT Safety. This document is intended to describe the modifications required to the current emissions system, to incorporate safety testing into subject lanes within the network.

      The combined test scheme will complement the current emissions scheme or be used as a separate test sequence. Subject vehicles will receive an emissions. (opacity test or a tailpipe) test alone or combined with a safety inspection or, the safety inspection alone.

      Due to the fact that implementation of Safety testing will be required in a 4 month time frame, only selected segments of the full program (as described in the CT Safety Functional Specification and System Requirements document) will be implemented. The 'Quick Start Program' described here defines the first phase of the Safety testing implementation. If accelerated testing is implemented, then the items not addressed in this phase will be instituted as Phase 2 of the entire Safety testing plan where the complete CT Safety Functional Specification and System Requirements document details will be implemented.

      It is important to note that the described "Quick Start Program" will provide a safety inspection system that is integrated with either the CT-93 or I/M 240 emissions test system. The added features deferred to the second phase will not require extensive re-training of Operations Personnel, but will constitute enhancements that will improve overall program efficiency and effectiveness.

      Section C.1.O Overview

      The "Quick Start Program" will enable safety testing to be performed 4 months from the approval of this and the Functional Specification and System Requirement Documents. The Quick Start Program will provide software training materials, a hard copy of the detailed terminal displays that the operator will see during the test sequence to Operations 6 weeks prior to the start-up. The brake test unit will be provided as quickly as possible, as determined by the manufacturers availability. The initial 3 brake test units received will be distributed with l to the Engineering Department and the 2 remaining unit sets to the Program for stand alone training purposes.

      The safety "Quick Start Program" will make use of the in place emissions testing network system to send and retrieve safety data between the Lanes and Host. The "Quick Start Program" will contain the identical elements of the Safety Functional Specification and System Requirements Document with the following exceptions:

o The brake test unit will not be interfaced to the test lane computer system. interfacing will be provided for phase 2, providing the manufacturer has this capability.

o The Phase 1 system will have the ability to display the SIR data and run adhoc reports via the system terminals, using Impromptu. Phase 1 will not have canned Host reports available on the collected safety test data but again, there is the ability to create reports providing the information needed. Phase 2 will provide reports as detailed in the Safety Functional Specification and Requirements Document section G.1.0.

o The current system uses floppies to get the safety test data to the State. Phase 2 will provide the safety test data on line as well as with a State Data Tape mimicking the system used now to transfer the emissions data. Phase 1 will not provide a State Data Tape with collected safety test data yet the data will be available on an on-line basis as described in the above point. This enhancement will streamline the data accessibility factors.

o There will be at the minimum, a daily transmission of the safety data to the Host employing the existing emissions network system. Phase 1 may not have available real time transmission of the safety test data to or from the Host.

o When previous test data can not be obtained from the host, we will need to rely on the customer to supply this information via their prior SIR. The ability to provide real time transmission via the network is the determining factor.

o There will be no change to the Wait Time calculations from the current system. Phase 2 will eliminate the safety lane wait time from the overall wait time report.

o The phase 1 system will provide safety lane fee reports specific to that particular lane only. Lane and station fee reports for Safety will not be integrated/combined with the emissions fee reports. Phase 2 will merge the data providing a combined total as described in the Safety Functional Specification and Requirements Document section G.1.0.

o     The free re-test due date will not be printed on the SIR form

o Free re-tests will be given for a fixed 30 days, calculations for Sundays and snow days will not be calculated by the system. During Phase 1 the Managers Authorization form will be used to track these tests.

o There will be no vehicle data supplied by the system. requiring complete vehicle identification entered by the operator.

o The option to enter visual items in position 2 will be implemented in phase 2.

o     When a test is "Aborted" both emissions and safety will be "Aborted".

Section, D.1.0 Quick Start Program. will describe the test elements that will be provided as the `Quick Start Program'.

NOTE - Software development is tied to finalization of the SIR form, for this reason the form must be finalized, with a Velox copy, to the Engineering Department no less than 6 weeks prior to start-up. The first 150 actual SIR forms, from the first printing run, must be delivered to the Engineering Department no later than 2 weeks prior to start-up. Reference section H. 1.0 of the Safety Functional Specification Document for details pertaining to the SIR.

Section D.1.0  Quick Smart Program

      It is recognized that there is a need to initiate the safety inspection program in a much shorter time frame than what is desired and as detailed in the Safety Functional Specification and System Requirements document. To accommodate this need a "Quick Start" program can be initiated within a 4 month time frame from the date that a written approval is received on the technical details (Functional Specification and System Requirements and Quick Start Program documents).

      It must be realized that there are major differences between the safety program as detailed in the Functional Specification and System Requirements document and the 'Quick Start Program'. This document details the Quick Start Program only. It is not to be confused as part of the full safety program detailed in the Functional Specification and System Requirements Document. It is intended that the quick start option be initiated only as a last resort to meet the immediate needs of the State. It is an optional path that is intended to bridge the gap between the time required to develop and implement the full safety program, and the need by the State to initiate a program in a much shorter time frame.

      The quick start program will provide a comprehensive test scheme utilizing the existing network to collect and store test data the accelerated test scheme will contain the following test elements:

o The test will be performed using stand alone systems of the brake test hardware.

o The system will prompt the operator for the vehicles VIN; number and other applicable information as detailed below, under the information printed on the SIR.

o The system will prompt the operator for all of the Visual/Functional items as listed in section E.I.3 of the Functional Specification and System Requirements document. A pass-fail-N/A option will be selected for each item.

o The items relating to the brake test will be manually input from the data display provided by the brake test unit.

o The test information will be stored in the Safety Test Record (STR) a subset of which will be printed on the SIR.

o     The STR will include the following information:

      *     Test data/time/location information

      * Vehicle identification information including: Make, Model, Year, Registration Number (plate), Registration State and State of Origin.

      * Results for up to 150 visual items (pass, fail, not applicable. exempt - NOTE. exempt is used for retest information of previously passed items. The operator can not select exempt as an entry) will be recorded in the STR. Only 'Failed' items are printed on the SIR form.

      *     Final result (pass, fail)

      *     Test fee and payment information

      *     Abort reason code

      * Inspector identification number of the person performing the inspection.

      *     Test number

o There will be a multiple data backup system where the test data will be stored on the local PC's hard drive, data floppy and transferred (at a minimum daily) to Headquarters. It will be retained at both locations. until confirmation by headquarters that the data has been received.

o State access to the raw safety test data will be through the existing terminals where, through Impromptu, the State will be able to access the data. There may be a 1 day minimum delay for this data

o     The re-test data will be used from the prior SIR only.

                                    EXHIBIT B

                          DEPARTMENT OF MOTOR VEHICLES
                               EMISSIONS DIVISION

Date:   June 12, 1966

To:     Pete Rosso, Divn. Chief II
        Emissions Division

From:   David Maestrini, Lieutenant
        Emissions Division

Re:     Safety Training Curriculum


--------------------------------------------------------------------------------

Laurel McGill from Envirotest and myself have agreed on the attached Safety Training Curriculum. I am submitting it to you for your review and approval. If you have any questions please contact me.

                           Safety Training Curriculum

ENVI and DMV are in agreement to provide the following Safety Inspection Training Curriculum for all inspectors participating in the proposed expanded safety inspection network.

Prequisite:

Applicants for safety inspection training must meet the following requirements:

1.    Certification in all aspects of emissions testing
2.    Certification in VIN Verification procedures
3.    Employed for a minimum of 60 - 90 days
4.    Have a good work history

A Sixty-four hour course over a two--week period

1. For Safety Start-Up only, active lane requirement of 8 hours can be replaced with simulated lane activity. Once the 17 lanes (or a suitable number of additional safety inspection lanes are available), the requirement of 8 hours active lane exposure will be re-instated.
2.    64 hrs training, Hunter Brake Testing training TBD.
3.    There should be no more than 12 inspectors per class.
4. When doing simulated lane inspection training, there will be one trainer (or existing safety inspector in good standing) per 4 students. Each group of 4 students will be assigned to a safety "trainer" with exact and precise training instruction requirements.
5. When instructing under body construction, corrosion inspection and frame inspection, classes may be given at a lift or pit area OR using other DMV approved techniques as slides, overheads, jacking etc. that achieve the same effect.
6. Written and practical tests must be administered during the training process.
7. Students must be evaluated and removed from the class if their performance is less than satisfactory (based on test results and practical evaluation of class trainer)
8. Test scores and attendance must be recorded. (Existing DB stucture acceptable)
9.    DMV will provide 18-20 hours of support
10.   Training criteria will not change without DMV approval.
11. Signatures and employee numbers must be presented to DMV upon certification
12. The DMV inspector and certified trainer (or designated certified manager or assistant manager) will test and certify students with reasonable notice of "certification day".
13. Recertification will be required once a year. Recertification will take no mare than 2 hrs. Specific criteria TBD.

14. If in agreement, DMV and ENVI have the right to suspend or remove safety certification when an inspector has failed to meet acceptable performance stands. Specific performance standards TBD.
15. When inspection procedures are changed for the expansion program, all existing safety inspection staff must be trained and certified for these changes if scheduled to work in the new safety inspection lanes.

Day 1: 7 hours
--------------

Classroom:

      -     Suspension Identification: Overheads, Printed Materials
      -     Jacking Position: Technique

Hands On:

      -     Suspension Identification: Overheads, Printed Materials
      -     Jacking Position: Technique

Classroom:

      - Suspension Component Identification (Inspection Manuals, Visuals, Printed Materials)
      -     Steering Component Identification
      -     Brake System Component Identification
      -     Drive Line Identification

Hands Out:

      -     Component Identification - SEE ABOVE
      -     Practice Jacking (Various Vehicles)

Day 2: 7 hours
--------------

Classroom:

            (Inspection Manual, Visuals, Printed Materials)

      -     Review Day 1
      -     Body Construction Identification
      -     Body Corrosion Inspection Criteria
      -     Exhaust System Inspection
      -     Introduce Walk Around Inspection

Hands On:

      -     Practice Jacking (Various Vehicles)
      - Inspection of Suspension, Steering Exhaust, Body Sheet, Metal, Frame, including Walk Around

Day 3: 7 hours
--------------

Classroom:

      -     Review Day 1 and Day 2 materials
      - Introduce all other positions #2 inspection items to complete walk around

Hands On:

      -     Practice Position #2 Walk Around all tasks (various vehicles)

Classroom:

      - Inspection procedures for Position #1 (Visuals) (Inspection Manuals) using checklists

Hands On:

      -     Practice Position #1 Tasks - 1/2 of class (various vehicles)
      -     Practice Position #2 Tasks - 1/2 of class (various vehicles)
      -     Switch Groups (various vehicles)

Day 4: 7 hours
--------------

Classroom:

      -     Vehicle Documents
      - VIN Discussion by DMV Inspector (PLUS SUPPORT - goals and objectives from both sides)
      -     Paperwork (VSIR) and Fee Collection
      -     Explanation to customer
      -     Re-inspection
      -     Brake Testing (Time to be determined)
      -     Rolling

Hands On:

      -     Practice all phases including above

Classroom:

      -     Written Test (re-evaluation of student)
      - Cover company policy as to inspectors NOT following authorized procedures

Day 5: 7 hours
--------------

Hand On:

o     Run simulated lane (all positions)
o     One on One concept - lane flow
o     DMV Inspector / helping to reinforce procedures

Classroom

o     Required only to clear up or reinforce procedures

Day 6: 7 hours
--------------

Hands On:  (same as day 5)
Classroom: (same as day 5)

Day 7: 7 hours
--------------

Hands On: (same as day 5 & day 6)

Day 8: 7 hours
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Hands On: (same as day 5, 6 & 7)

Classroom:

o     complete review of the course
o     Q&As
o     Overview of DMV certification process

Day 9: 8 hours
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Hands On:

o     Changed and agreed to the following:
1. For CT Safety Start-Up only, active lane requirement can be placed with structured simulated lane activity.
2. Once 17 (or a suitable number of additional safety inspection lanes are available), the requirement of 8 hours active lane exposure will be re-instated.
3. In addition to the above classroom hours, time must be added for Hunter Brake and Slide Slip procedures, if included.

Day 10: 8 hours
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o     DMV Certification (simulated lane OR active lane, if possible)

o Can be used for an applicant needing additional help or training with one-on-one trainer.